As filed with the Securities and Exchange Commission on March 15, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-3175693
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4 Stamford Plaza 107 Elm Street Stamford, Connecticut	06902
(Address of principal executive office)	(Zip Code)

2014 Equity Incentive Plan

(Full title of the plans)

Derek Chalmers, Ph.D., D.Sc.

Chief Executive Officer

Cara Therapeutics, Inc.

4 Stamford Plaza

107 Elm Street, 9th Floor

Stamford, Connecticut

(203) 406-3700

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Babak Yaghmaie

Darren DeStefano

Alison Haggerty

Cooley LLP

1114 Avenue of the Americas

New York, NY 10036-7798

(212) 479-6000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,186,426 (2)	$16.76 (3)	$19,884,500	$2,411

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)

Represents additional shares of the Registrant’s common stock reserved for issuance under the Registrant’s 2014 Equity Incentive Plan resulting from the automatic annual increase on January 1 of each year from January 1, 2015 through January 1, 2024 by the lesser of (a) 3% of the total number of shares of the Registrant’s Common Stock outstanding on December 31 of the preceding calendar year and (b) a number of shares determined by the Registrant’s board of directors.

(3)

Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on March 11, 2019.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Cara Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 1,186,426 additional shares of its Common Stock under the Registrant’s 2014 Equity Incentive Plan, pursuant to the provisions of the 2014 Equity Incentive Plan providing for an automatic increase in the number of shares reserved and available for issuance under the 2014 Equity Incentive Plan on January 1, 2019. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)

The contents of the Registrant’s Registration Statements on Form S-8, filed with the Commission on February 12, 2014 (Registration No. 333-193905), March 27, 2015 (Registration No. 333-203057), March 11, 2016 (Registration No. 333-210096), March 10, 2017 (Registration No. 333-216606), and March 16, 2018 (Registration No. 333-223726).

(b)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 12, 2019.

(c)	All other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2018.

(d)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on January 27, 2014 (File No. 001-36279) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation (1)

3.2	Amended and Restated Bylaws (2)

4.1	Specimen Common Stock Certificate (3)

4.2	2014 Equity Incentive Plan. (4)

4.3	Form of Stock Option Agreement under 2014 Equity Incentive Plan (5)

4.4	Form of Restricted Stock Unit Award under 2014 Equity Incentive Plan (6)

5.1	Opinion of Cooley LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36279) filed with the Commission on February 7, 2014 and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36279) filed with the Commission on February 7, 2014 and incorporated herein by reference.
(3)

Filed as Exhibit 4.1 to Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 Registration No. 333-192230) filed with the Commission on January 17, 2014 and incorporated herein by reference.

(4)

Filed as Exhibit 10.3 to Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 Registration No. 333-192230) filed with the Commission on January 17, 2014 and incorporated herein by reference.

(5)

Filed as Exhibit 10.3.1 to Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 Registration No. 333-192230) filed with the Commission on January 17, 2014 and incorporated herein by reference.

(6)

Filed as Exhibit 10.3.2 to Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 Registration No. 333-192230) filed with the Commission on January 17, 2014 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Stamford, State of Connecticut, on March 15, 2019.

CARA THERAPEUTICS, INC.

By:	/s/ Derek Chalmers
Derek Chalmers, Ph.D., D.Sc.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose names appear below constitutes and appoints Derek Chalmers and Mani Mohindru, and each of them, such person’s true and lawful attorney in fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933), and to file the same, together with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and such other agencies, offices and persons as may be required by applicable law, granting unto said attorney in fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Derek Chalmers Derek Chalmers	Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2019

/s/ Mani Mohindru Mani Mohindru	Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2019

/s/ Harrison M. Bains Harrison M. Bains	Director	March 15, 2019

/s/ Jeffrey L. Ives Jeffrey L. Ives	Director	March 15, 2019

/s/ Christopher Posner Christopher Posner	Director	March 15, 2019

/s/ Martin Vogelbaum Martin Vogelbaum	Director	March 15, 2019